UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2018

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 SOUTH VAN BUREN AVENUE BARBERTON, OHIO	44203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Amended Credit Agreement
On May 11, 2015, Babcock & Wilcox Enterprises, Inc. (“we” or the “Company”) entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent and lender, and the other lenders party thereto in connection with its spin-off from The Babcock & Wilcox Company (now known as BWX Technologies, Inc.). The Credit Agreement, which is scheduled to mature on June 30, 2020, provides for a senior secured revolving credit facility, initially in an aggregate amount of up to $600.0 million. The proceeds from loans under the Credit Agreement are available for working capital needs and other general corporate purposes, and the full amount is available to support the issuance of letters of credit, subject to specified limits.
Since June 2016, we have entered into a number of amendments to the Credit Agreement. On October 4, 2018, we entered into a further amendment to the Credit Agreement (the “Amendment”, and the Credit Agreement, as amended to date, the “Amended Credit Agreement”) to, among other things, provide for the following modifications: (1) modify the definition of adjusted EBITDA in the Amended Credit Agreement to exclude up to an additional $25.0 million of charges for certain Renewable segment contracts for periods including the quarter ended September 30, 2018, and to allow such add backs to EBITDA for periods including the quarter ended December 31, 2018, to the extent not already utilized; and (2) modify certain contract completion milestones that we are required to meet in connection with six European Renewable loss contracts.
Certain of the lenders, as well as certain of their respective affiliates, have performed and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information described in Item 1.01 above relating to the Amendment is incorporated herein by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

October 9, 2018	By:	/s/ J. Andre Hall
J. Andre Hall
Senior Vice President, General Counsel & Corporate Secretary